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                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            MCK COMMUNICATIONS, INC.

                  MCK Communications, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  1. The name of the Corporation is MCK Communications, Inc. The date of the filing of its original Certificate of Incorporation (the "Original Certificate") with the Secretary of State of the State of Delaware was August 19, 1999.

                  2. This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Original Certificate, as heretofore amended, and (i) was duly adopted by the Board of Directors in accordance with the provisions of Section 245 of the Delaware General Corporation Law (the "DGCL"), (ii) was declared by the Board of Directors to be advisable and in the best interests of the Corporation and was directed by the Board of Directors to be submitted to and be considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders in accordance with Section 242 of the DGCL and (iii) was duly adopted by a consent in lieu of a meeting of the holders of the Corporation's common stock, par value $.001 per share (the "Common Stock"), in accordance with the provisions of Sections 228 and 242 of the DGCL and the terms of the Original Certificate of Incorporation, as amended, such holders being all of the holders of the Corporation's capital stock entitled to vote thereon.

                  3. The text of the Original Certificate, as amended, is hereby amended and restated in its entirety to provide as herein set forth in full.

                                    ARTICLE I


                  The name of the Corporation is MCK Communications, Inc.

                                   ARTICLE II


                  The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III


                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.


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                                   ARTICLE IV

                                  CAPITAL STOCK

                  The total number of shares of capital stock which the Corporation shall have authority to issue is Sixty-one Million (61,000,000) shares, of which (i) Forty Million (40,000,000) shares shall be common stock, par value $.001 per share (the "Common Stock"), and (ii) Twenty-One Million (21,000,000) shares shall be preferred stock, par value $.001 per share (the "Preferred Stock"). The designated series of Preferred Stock shall be designated Series A Redeemable Preferred Stock ("Series A Preferred"), consisting of Fourteen Million Nine Hundred Eighty-Five Thousand Seven Hundred Thirty-Three (14,985,733) shares; Series B Convertible Preferred Stock ("Series B Preferred"), consisting of Three Million Nine Hundred Sixty-Eight Thousand Three Hundred Eighty-Four (3,968,384) shares; Series C Redeemable Preferred Stock ("Series C Preferred"), consisting of Twenty-Eight Thousand Five Hundred Five (28,505) shares; and Series D Convertible Preferred Stock ("Series D Preferred"), consisting of One Million Six Hundred Seventy-Two Thousand Three Hundred Fifty-Four (1,672,354) shares; and Three Hundred Forty-Five Thousand Twenty-Four (345,024) shares of Preferred Stock shall be undesignated Preferred Stock ("Undesignated Preferred Stock"). The Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred are sometimes referred to herein collectively as the "Preferred Stock."

                  Except as otherwise restricted by this Amended and Restated Certificate of Incorporation, the Corporation is authorized to issue, from time to time, all or any portion of the capital stock of the Corporation which may have been authorized but not issued, to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock.

                  Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

                  The number of authorized shares of the class of Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote, without a vote of the holders of the Undesignated Preferred Stock.

                  The designations, powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

         A.  COMMON STOCK

                  Subject to all the rights, powers and preferences of the Undesignated Preferred Stock, and except as provided by law or in this Article IV (or in any certificate of designation of any series of Preferred Stock);

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                         (a) the holders of the Common Stock shall have the
                  exclusive right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote;

                         (b) dividends may be declared and paid or set apart for
                  payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof; and

                         (c) upon the voluntary or involuntary liquidation,
                  dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

         B.  PREFERRED STOCK

                  1. DIVIDENDS.

                  1.1 GENERAL OBLIGATION. When and as declared by the Corporation's Board of Directors, the Corporation shall pay preferential dividends in cash to the holders of the Preferred Stock as provided in this
Section 1.

                         (a) Dividends on each share of the Series A Preferred
                  shall accrue on a daily basis at the rate of eight percent (8%) per annum of the sum of the Series A Liquidation Value plus all accumulated and unpaid dividends thereon, from and including the Series A Original Issue Date to and including the first to occur of the date on which the Series A Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such share by the Corporation or the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Series A Junior Securities.

                         (b) Dividends on each share of the Series B referred
                  shall accrue on a daily basis at the rate of eight percent (8%) per annum of the sum of the Series B Liquidation Value plus all accumulated and unpaid dividends thereon, from and including the Series B Original Issue Date to and including the first to occur of the date on which the Series B Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such share by the Corporation or the date on which such share is otherwise acquired by the corporation. Such dividends shall accrue whether or not they have been declared and whether or not

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                  there are profits, surplus or other funds of the corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Common Stock.

                         (c) Dividends on each share of the Series C Preferred
                  shall accrue on a daily basis at the rate of eight percent (8 %) per annum of the sum of the Series C Liquidation Value plus all accumulated and unpaid dividends thereon, from and including the Series C Original Issue Date to and including the first to occur of the date on which the Series C Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the corporation or the redemption of such share by the corporation or the date on which such share is otherwise acquired by the corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Series C Junior Securities.

                         (d) Dividends on each share of the Series D Preferred
                  shall accrue on a daily basis at the rate of eight percent (8%) per annum of the sum of the Series D Liquidation Value plus all accumulated and unpaid dividends thereon, from and including the Series D original Issue Date to and including the first to occur of the date on which the Series D Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the corporation or the redemption of such share by the corporation or the date on which such share is otherwise acquired by the corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Common Stock.

                         (e) No dividends or other distributions shall be made
                  with respect to the Common Stock in any fiscal year, other than dividends payable solely in Common Stock, until the dividends set forth in Sections 1.1 (a), (b), (c) and (d) above have been declared and paid.

                  1.2 DIVIDEND REFERENCE DATES. To the extent not paid on June 28 of each year, beginning June 28, 1997 with respect to the Series A Preferred and Series B Preferred, and June 28, 1999 with respect to the Series C Preferred and Series D Preferred (the "Dividend Reference Dates"), all dividends which have accrued on each share of Preferred Stock outstanding during the twelve-month period ending upon each

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such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such share of Preferred Stock until paid to the holder thereof.

                  1.3 DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. Except as otherwise provided herein, if at any time the corporation pays less than the total amount of dividends then accrued with respect to any one series of the Preferred Stock, such payment shall be distributed pro rata among the holders of such series based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the shares of such series held by each such holder.

                  2. LIQUIDATION.

                  2.1 Upon any liquidation, dissolution or winding up of the corporation (whether voluntary or involuntary), each holder of Series C Preferred shall be entitled to be paid, before any distribution or payment is made upon any Series C Junior Securities, an amount in cash equal to the aggregate Series C Liquidation Value of all shares of Series C Preferred held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Series C Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the corporation, the corporation's assets to be distributed among the holders of the Series C Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the corporation's stockholders shall be distributed pro rata among the holders of Series C Preferred based upon the aggregate Series C Liquidation Value (plus all accrued and unpaid dividends) of the shares of Series C Preferred held by each such holder. Not less than thirty
(30) days prior to the payment date stated therein, the corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series C Preferred, setting forth in reasonable detail the amount of assets to be paid with respect to each share of Series C Preferred in connection with such liquidation, dissolution or winding up.

                  2.2 After payment has been made to the holders of the Series C Preferred of the full amounts to which they shall be entitled as set forth in
Section 2.1, each holder of Series A Preferred shall be paid, prior and in preference to any distribution of any of the assets of the corporation to the holders of Series A Junior Securities, an amount in cash equal to the Series A Liquidation Value (plus all accrued and unpaid dividends thereon) of all shares of Series A Preferred held by such holder. If upon any such liquidation, dissolution or winding up of the corporation, the corporation's assets to be distributed among the holders of the Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2.2, then the entire assets available to be distributed to the corporation's stockholders (after payment to the holders of Series C Preferred) shall be distributed pro rata among the holders of Series A Preferred based upon the aggregate Series A Liquidation Value (plus all accrued and unpaid dividends) of the shares of Series A Preferred held by each such holder. Not less than thirty (30) days prior to the payment date stated therein, the corporation shall mail written notice of any such liquidation, dissolution or winding up to

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each record holder of Series A Preferred, setting forth in reasonable detail the amount of assets to be paid with respect to each share of Series A Preferred in connection with such liquidation, dissolution or winding up.

                  2.3 After payment has been made to the holders of the Series C Preferred and Series A Preferred of the full amounts to which they shall be entitled as set forth in Sections 2.1 and 2.2, each holder of Series B Preferred and Series D Preferred shall be paid, prior and in preference to any distribution of any of the assets of the corporation to the holders of the Common Stock, an amount in cash equal to the Series B Liquidation Value (plus all accrued and unpaid dividends thereon) of all shares of Series B Preferred held by such holder or the Series D Liquidation Value (plus all accrued and unpaid dividends thereon) of all shares of Series D Preferred held by such holder, as the case may be. If upon any such liquidation, dissolution or winding up of the corporation, the corporation's assets to be distributed among the holders of the Series B Preferred and Series D Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2.3, then the entire assets available to be distributed to the corporation's stockholders (after payment on the Series A Preferred and Series C Preferred) shall be distributed pro rata among the holders of Series B Preferred and Series D Preferred based upon the aggregate Series B Liquidation Value or Series D Liquidation Value (plus all accrued and unpaid dividends) of the shares of Series B Preferred or Series D Preferred held by each such holder. Not less than thirty (30) days prior to the payment date stated therein, the corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series B Preferred and Series D Preferred, setting forth in reasonable detail the amount of assets to be paid with respect to each share of Series B Preferred and Series D Preferred in connection with such liquidation, dissolution or winding up.

                  2.4 After payment has been made to the holders of Preferred Stock of the full amounts to which they shall be entitled as set forth in Sections 2.1, 2.2 and 2.3 above, then the entire remaining assets and funds of the corporation legally available for distribution, if any, shall be distributed ratably among the holders of Common Stock in a manner such that the amount distributed to each such holder shall equal the amount obtained by multiplying the entire remaining assets and funds of the corporation legally available for distribution hereunder by a fraction, the numerator of which shall be the number of shares of Common Stock then held by such holder and the denominator of which shall be the total number of shares of Common Stock then outstanding.

                  2.5 Neither the consolidation or merger of the corporation into or with any other Person (whether or not the corporation is the surviving entity), nor the sale or transfer by the corporation of all or any part of its assets, nor the reduction of the capital stock of the corporation nor any other form of recapitalization or reorganization affecting the corporation shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this Section 2.

                  3. PRIORITY OF PREFERRED ON DIVIDENDS AND REDEMPTION.

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                  3.1 So long as any shares of Series C Preferred remain
outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series C Preferred, the corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire, directly or indirectly, any Series C Junior Securities, nor shall the corporation directly or indirectly pay or declare any dividend or make any distribution upon any Series C Junior Securities, except, in each case, as otherwise expressly permitted pursuant to the terms of the Stockholders Agreement.

                  3.2 So long as any shares of Series A Preferred remain outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series A Preferred, the corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire, directly or indirectly, any Series A Junior Securities, nor shall the corporation directly or indirectly pay or declare any dividend or make any distribution upon any Series A Junior Securities, except, in each case, as otherwise expressly permitted pursuant to the terms of the Stockholders Agreement.

                  3.3 So long as any share of Series B Preferred or Series D Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Convertible Preferred, the corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire, directly or indirectly, any Common Stock, nor shall the corporation directly or indirectly pay or declare any dividend or make any distribution upon the Common Stock, except, in each case, as otherwise expressly permitted pursuant to the terms of the Stockholders Agreement.

                  4. REDEMPTIONS.

                  4.1 SCHEDULED REDEMPTIONS.

                         (a) Scheduled Redemption of Series A Preferred and
                  Series C Preferred. The corporation shall redeem the corresponding percentage specified below of the outstanding shares of Series A Preferred and Series C Preferred on June 28 of each year, commencing in 2001 and ending in 2003 (the "Scheduled Redemption Dates"), at a price per share equal to the Liquidation Value of such share plus all accrued and unpaid dividends thereon:

--------------------------------------- ----------------------------------------
             Scheduled Redemption Date                     Specified Percentage

--------------------------------------- ----------------------------------------
                  June 28, 2001                            33 1/3%
--------------------------------------- ----------------------------------------
                  June 28, 2002                            50%
--------------------------------------- ----------------------------------------
                  June 28, 2003                            100%
--------------------------------------- ----------------------------------------


                         (b) OPTIONAL REDEMPTION OF SERIES B PREFERRED AND
                  SERIES D

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                  PREFERRED. At any time on or after the seventh anniversary of the Series B Original Issue Date the corporation shall, at the request of holders of at least a majority of the then outstanding shares of Convertible Preferred, redeem all outstanding shares of Convertible Preferred at a price per share equal to the Liquidation Value of such share plus all accrued and unpaid dividends thereon. Holders of Convertible Preferred requesting redemption hereunder shall notify the corporation at least thirty (30) days prior to the date on which such redemption shall take place. Such notice (the "Convertible Redemption Notice") shall specify the date of the requested redemption. The corporation shall reply to the Convertible Redemption Notice within fifteen (15) days by notifying the holder or holders of Convertible Preferred requesting redemption hereunder the number of shares which the corporation may lawfully redeem on the date specified for redemption.

                  4.2 SPECIAL REDEMPTIONS. In the event of a Change in Ownership or a Fundamental Change, the corporation shall, upon the consummation of such transaction, redeem the outstanding shares of Series C Preferred at a price per share equal to the Series C Liquidation Value plus all accrued and unpaid dividends thereon. Immediately following such redemption of the outstanding shares of Series C Preferred, the corporation shall redeem the outstanding shares of Series A Preferred at a price per share equal to the Series A Liquidation Value plus all declared but unpaid dividends thereon. Immediately following the redemption of the outstanding shares of Series C Preferred and Series A Preferred in connection with such Change in Control or Fundamental Change, the corporation shall redeem the outstanding shares of Convertible Preferred at a price per share equal to the Liquidation Value of such share plus all declared but unpaid dividends thereon; provide however, that the holders of Convertible Preferred may elect to convert such shares into shares of Common Stock in accordance with Section 5 hereof at any time prior to the closing of such Change in Control or Fundamental Change.

                  4.3 REDEMPTION WITH PROCEEDS OF PUBLIC OFFERING. Upon the election of the holders of a majority of the outstanding shares of Series C Preferred, the corporation shall apply the net cash proceeds from any Public Offering (after deduction of all discounts, underwriters, commissions and other reasonable expenses) to redeem shares of Series C Preferred at a price per share equal to the Series C Liquidation Value thereof plus all accrued and unpaid dividends thereon. Such redemption shall take place on a date fixed by the holders of a majority of the outstanding shares of Series C Preferred, which date shall be not more than ten (10) days after the corporation's receipt of such proceeds. Redemptions of shares of Series C Preferred pursuant to this paragraph shall not relieve the corporation of its obligation to redeem outstanding shares of Series C Preferred on the Scheduled Redemption Dates or pursuant to Section 4.2 above. Immediately following such redemption of the outstanding shares of Series C Preferred in connection with such Public Offering, upon the election of the holders of a majority of the outstanding shares of Series A Preferred, the corporation shall apply the remaining net cash proceeds from any Public Offering (after deduction of all discounts, underwriters, commissions, other reasonable expenses and the redemption of Series C Preferred, if any) to redeem shares of Series A Preferred at a price per share equal to the Series A Liquidation Value thereof

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


plus all accrued and unpaid dividends thereon. Such redemption shall take place on a date fixed by the holders of a majority of the outstanding shares of Series A Preferred, which date shall be not more than ten (10) days after the redemption of the Series C Preferred above. Redemptions of shares of Series A Preferred pursuant to this paragraph shall not relieve the corporation of its obligation to redeem outstanding shares of Series A Preferred on the Scheduled Redemption Dates or pursuant to Section 4.2 above.

                  4.4 REDEMPTION PAYMENTS. For each share of Preferred Stock which is to be redeemed hereunder, the corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the corporation's principal office of the certificate representing such share) an amount in immediately available funds equal to the Liquidation Value of such share (plus all accrued and unpaid dividends thereon). If the funds of the corporation legally available for redemption of shares of Series C Preferred on any Redemption Date are insufficient to redeem the total number of shares of Series C Preferred to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares of Series C Preferred pro rata among the holders of Series C Preferred to be redeemed based upon the aggregate number of shares of Series C Preferred held by each such holder in accordance with Section 4.7 below. At any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series C Preferred, such funds shall immediately be used to redeem the balance of the shares of Series C Preferred which the corporation has become obligated to redeem on any Redemption Date but which it has not so redeemed. Provided that the corporation has fully satisfied its obligation to redeem shares of Series C Preferred hereunder, at any time thereafter, when additional funds of the corporation are legally available for the redemption of shares of Series A Preferred, such funds shall immediately be used to redeem shares of Series A Preferred which the corporation has become obligated to redeem on any Redemption Date but which it has not so redeemed. If the funds of the corporation legally available for redemption of shares of Series A Preferred are insufficient to redeem the total number of shares of Series A Preferred to be redeemed on any date, those funds which are legally available shall be used to redeem the maximum possible number of shares of Series A Preferred pro rata among the holders of Series A Preferred to be redeemed based upon the aggregate number of shares of Series A Preferred held by each such holder in accordance with Section 4.7 below. Provided that the corporation has fully satisfied its obligation to redeem shares of Series C Preferred and Series A Preferred hereunder, at any time thereafter, when additional funds of the corporation are legally available for redemption of shares of Series B Preferred and Series D Preferred, such funds shall immediately be used to redeem shares of Series B Preferred and Series D Preferred which the corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. If the funds of the corporation legally available for redemption of shares of Series B Preferred and Series D Preferred are insufficient to redeem the total number of shares of Series B Preferred and Series D Preferred to be redeemed on any date, then, subject to the foregoing, those funds which are legally available shall be used to redeem the maximum possible number of shares of Series B Preferred and Series D Preferred pro rata among the holders of Series B Preferred and Series D Preferred based on the number of shares of Series B Preferred and Series D Preferred held by each such

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


holder.

                  4.5 REDEMPTION OF SERIES C PREFERRED AND SERIES A PREFERRED BY THE CORPORATION. Notwithstanding the foregoing, the corporation may at any time elect to redeem outstanding shares of Series C Preferred by paying to the holders of such shares the Series C Liquidation value plus all accrued but unpaid dividends, provided that the corporation complies with the notice requirement set forth in Section 4.6 hereof. Provided that all of the outstanding Series C Preferred have been redeemed, the corporation may also at any time elect to redeem outstanding shares of Series A Preferred by paying to the holders of such shares the Series A Liquidation value plus all accrued but unpaid dividends, provided that the corporation complies with the notice requirement set forth in Section 4.6 hereof.

                  4.6 NOTICE. Except as otherwise provided herein, the corporation shall mail written notice of (a) a potential Change in Ownership, Fundamental Change or Public Offering and (b) each redemption of any Preferred Stock to each record holder of Preferred Stock, not more than sixty (60) nor less than thirty (30) days prior to (x) in the case of an event referred to in
(a) above, the date of closing of such event and (y) in the case of a redemption referred to in (b) above, the date on which such redemption is to be made. In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares shall be issued to the holder thereof without cost to such holder within five (5) business days after surrender of the certificate representing the redeemed shares.

                  4.7 DETERMINATION OF THE NUMBER OF EACH HOLDER'S SHARES TO BE REDEEMED. The number of shares of any series of Preferred Stock to be redeemed from each holder thereof in redemptions hereunder shall be the number of shares determined by multiplying the total number of shares of such series of Preferred Stock to be redeemed by a fraction, the numerator of which shall be the total number of shares of such series of Preferred Stock then held by such holder and the denominator of which shall be the total number of shares of such series of Preferred Stock then outstanding.

                  4.8 DIVIDENDS AFTER REDEMPTION DATE. No share of Preferred Stock shall be entitled to any dividends accruing after the date on which the respective Liquidation Value of such share (plus all accrued and unpaid dividends thereon) is paid to the holder of such share. On such date, all rights of the holder of such share shall cease, and such share shall no longer be deemed to be issued or outstanding.

                  4.9 REDEEMED OR OTHERWISE ACQUIRED SHARES. Any shares of Preferred Stock which are redeemed or otherwise acquired by the corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

                  4.10 OTHER REDEMPTIONS OR ACQUISITION. The corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any shares of Preferred Stock, except as expressly authorized herein.

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


                  5. CONVERSION OF SERIES B PREFERRED AND SERIES D PREFERRED. The holders of Series B Preferred and Series D Preferred shall have conversion rights as follows (the "Conversion Rights"). The Conversion Rights shall be the same in all respects for both the Series B Preferred and the Series D Preferred except with respect to the Issue Date, Conversion Price and liquidation value of such shares. The Series B Preferred and Series D Preferred are sometimes referred to herein collectively as the "Convertible Preferred".

                         (a) RIGHT TO CONVERT. Each share of Series B Preferred
                  and Series D Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Convertible Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) in the case of the Series B Preferred, $0.419986 per share and, in the case of the Series D Preferred, the Series D Liquidation Value by (ii) the Conversion Price of such Convertible Preferred, each determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of Series B Preferred (the "Series B Conversion Price") shall initially be $0.419986 per share of Common Stock and shall be subject to adjustment as hereinafter provided. The price at which shares of Common Stock shall be deliverable upon conversion of shares of Series D Preferred (the "Series D Conversion Price") shall initially be $1.494899 per share of Common Stock and shall be subject to adjustment as hereinafter provided.

                         Upon conversion, all accrued and unpaid dividends on
                  the shares of Convertible Preferred so converted shall be paid either in cash or in shares of Common Stock of the corporation, at the election of the corporation, wherein the shares of Common Stock shall be valued at the fair market value at the time of such conversion, as determined in good faith by the Board of Directors of the corporation.

                         (b) AUTOMATIC CONVERSION. Each share of Convertible
                  Preferred shall automatically be converted into shares of Common Stock at the then effective Conversion Price of such share, upon the earlier to occur of (i) the closing of an underwritten Public Offering at an offering price to the public of at least $10.00 per share (as adjusted for stock splits, stock dividends, reclassifications and like events) and in which the corporation receives aggregate gross proceeds of not less than $15,000,000 (a "Qualifying IPO"), or (ii) upon the receipt by the corporation of the affirmative vote at a duly noticed shareholders meeting or pursuant to a duly solicited written consent of the holders of more than sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Convertible Preferred in favor of the conversion of all of the shares of Convertible Preferred into Common Stock.. In the event of the automatic conversion of the Convertible Preferred upon a public offering as set forth in subsection (i) hereof, the Person(s) entitled to receive the Common Stock issuable upon such conversion of Convertible Preferred shall not be deemed to have converted such Convertible Preferred until immediately prior to the closing of such transaction.

                         (c) MECHANICS OF CONVERSION. No fractional shares of
                  Common Stock shall be issued upon conversion of Convertible Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Convertible Preferred shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Convertible Preferred, and shall give written notice to the corporation at such office that he elects to convert the same; PROVIDED, HOWEVER, that in the event of an automatic conversion pursuant to Section 5(b), the outstanding shares of Convertible Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the corporation or its transfer agent; PROVIDED, FURTHER, that the corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Convertible Preferred are either delivered to the corporation or its transfer agent as provided above, or the holder notifies the corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such certificates. The corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Convertible Preferred, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Convertible Preferred to be converted, or in the case of automatic conversion on the date of closing of the offering or the effective date of such written consent, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                         (d) Adjustments to Conversion Price for Dilutive
                  Issues.

                               (i) SPECIAL DEFINITIONS. For purposes of this
                         Section 5(d), the following definitions shall apply:

                                    (1) "OPTIONS" shall mean rights, options or
                               warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                                    (2) "CONVERTIBLE SECURITIES" shall mean any
                               evidences of indebtedness, Preferred Stock or other securities convertible into or exchangeable for Common Stock, other than Series B Preferred or Series D Preferred.

                                    (3) "ADDITIONAL SHARES OF COMMON" shall mean
                               all shares of Common Stock issued (or, pursuant to Section 5(d)(3), deemed to be issued) by the corporation after the Series B Original Issue Date, or Series D Original Issue Date, as the case may be, other than shares of Common Stock issued, issuable or, pursuant to Section 5(d)(3), deemed to be issued: (i) upon conversion of shares of the Convertible Preferred; (ii) to officers, directors or employees of, or consultants to, the corporation pursuant to a stock grant, option plan or purchase plan or other employee stock incentive program or arrangement approved by the Board of Directors, but not exceeding an aggregate of 1,978,290 shares of Common Stock (net of any repurchases at cost of such shares or any other shares of Common Stock originally issued to officers, directors, employees or consultants to the corporation, and net of cancellation or expiration of options), subject to appropriate adjustment for all stock splits, stock dividends, subdivisions, combinations, recapitalizations and the like;
                               (iii) as a dividend or distribution on the Convertible Preferred; (iv) in connection with any transaction for which adjustment is made pursuant to Section 5(e)(1), (2) and (3) hereof;
                               (v) any shares of Common Stock issued or issuable, if the holders of sixty-six and two-thirds percent (66 2/3%) of the Convertible Preferred, then outstanding agree in writing that such shares shall not constitute Additional Shares of Common Stock; or (vi) in connection with an acquisition by the corporation of another Person.

                               (ii) NO ADJUSTMENT OF CONVERSION PRICE. No
                         adjustment in the Conversion Price of the Convertible Preferred shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the corporation is less than the Series B Conversion Price or Series D Conversion Price, respectively, in effect on the date of, and immediately prior to such issue.

                               (iii) OPTIONS AND CONVERTIBLE SECURITIES. In the
                         event that the corporation at any time or from time to time after the Series B Original Issue Date or Series D Original Issue Date, respectively, shall issue any options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such options or Convertible Securities, then the maximum number of shares of Common Stock issuable upon the exercise of such options or, in the case of Convertible Securities and options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business an such record date; PROVIDED, HOWEVER, that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(d)(5) hereof) of such Additional Shares of Common would be less than the Series B Conversion Price or Series D Conversion Price, respectively, in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

                                    (1) no further adjustment in the Series B
                               Conversion Price or Series D Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities, in each case, pursuant to their respective terms;

                                    (2) if such Options or Convertible
                               Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series B Conversion Price and Series D Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                    (3) upon the expiration of any such options
                               or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series B Conversion Price and Series D Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                    (4) in the case of Convertible securities or
                               options for Common Stock, the only Additional Shares of Common issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange, and

                                    (5) in the case of Options for Convertible
                               Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                                    (6) no readjustment pursuant to clauses (b)
                               or (c) above shall have the effect of increasing the Conversion Price of a share of Convertible Preferred to an amount which exceeds the lower of
                               (1) the Conversion Price of such share on the original adjustment date, or (2) the Conversion Price of such share that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date; and

                                    (7) in the case of an Option which expires
                               by its terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of such option, whereupon such adjustment shall be made in the same manner provided in clause (c) above.

                               (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE
                         OF ADDITIONAL SHARES OF COMMON. In the event that this corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 5(d)(3)) without consideration or for a consideration per share less than the Series B Conversion Price or Series D Conversion Price in effect on the date of and immediately prior to such issue, then and in such event such Series B Conversion Price or Series D Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price theretofore in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price in effect immediately prior to such issue, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued; PROVIDED HOWEVER, that, for the purposes of this
                         Section 5(d)(4), all shares of Common Stock issuable upon exercise, conversion or exchange of outstanding Options or Convertible Securities, as the case may be, shall be deemed to be outstanding, and immediately after any Additional Shares of Common are deemed issued pursuant to Section 5(d)(iii), such Additional Shares of Common shall be deemed to be outstanding.

                               (v) DETERMINATION OF CONSIDERATION. For purposes
                         of this Section 5(d), the consideration received by the corporation for the issue of any Additional Shares of Common shall be computed as follows:

                                    (1) CASH AND PROPERTY. Such consideration
                               shall: (i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends; (ii) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and (iii) in the event Additional Shares of common are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

                                    (2) OPTIONS AND CONVERTIBLE SECURITIES. The
                               consideration per share received by the
                               corporation for Additional Shares of Common deemed to have been issued pursuant to Section 5(d)(3), relating to Options and Convertible Securities, shall be determined by dividing

                                                     (x) the total amount, if
                                            any, received or receivable by the
                                            corporation as consideration for the
                                            issue of such options or Convertible
                                            Securities, plus the minimum
                                            aggregate amount of additional
                                            consideration payable to the
                                            corporation upon the exercise of
                                            such Options or the conversion or
                                            exchange of such Convertible
                                            Securities, or in the case of
                                            Options for Convertible Securities,
                                            the exercise of such Options for
                                            Convertible Securities and the
                                            conversion or exchange of such
                                            Convertible Securities by

                                                     (y) the maximum number of
                                            shares of Common Stock issuable upon
                                            the exercise of such Options or the
                                            conversion or exchange of such
                                            Convertible Securities, as
                                            determined in Section 5(d)(3)
                                            hereof.

                         (e) Adjustments to Conversion Price for other Dilutive
                  Events.

                               (i) ADJUSTMENTS FOR SUBDIVISIONS, STOCK
                         DIVIDENDS, COMBINATIONS OR CONSOLIDATIONS OF COMMON STOCK. In the event that the corporation at any time or from time to time shall declare or pay, without consideration, any dividend on Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or effects a subdivision or combination of its outstanding shares of Common Stock into a greater or smaller number of shares without a proportionate and corresponding subdivision or combination of its outstanding shares of Convertible Preferred, then and in each such event the Conversion Prices shall be appropriately increased or decreased proportionally.

                               (ii) ADJUSTMENTS FOR RECLASSIFICATION, EXCHANGE
                         AND SUBSTITUTION. If the Common Stock issuable upon conversion of the Convertible Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than in an event provided for in Section 5(e)(1) above), the Conversion Prices then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the shares of Convertible Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of shares of such Convertible Preferred immediately before that change.

                               (iii) ADJUSTMENTS FOR OTHER DIVIDENDS AND
                         DISTRIBUTIONS. In the event that the corporation shall declare a distribution payable in securities of other issuers, evidences of indebtedness issued by this corporation or other issuers, assets (excluding cash dividends) or options or rights not referred to in subsection 5(d)(3) and for which no adjustment is made pursuant to Section 5(e)(1) or Section 5(e)(2), the holders of Convertible Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Convertible Preferred are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

                         (f) INTENTIONALLY OMITTED.

                         (g) NO IMPAIRMENT. Except as provided in section 6
                  hereof, the
                  corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Convertible Preferred against impairment.

                         (h) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence
                  of each adjustment or readjustment of the Conversion Price of any Series B Preferred or Series D Preferred pursuant to this
                  Section 5, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Convertible Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of such Convertible Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Convertible Preferred.

                         (i) NOTICES OF RECORD DATE. In the event that this
                  corporation shall propose at any time:

                               (i) to declare any dividend or distribution upon
                         its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                               (ii) to offer for subscription pro rata to the
                         holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                               (iii) to effect any reclassification or
                         recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                               (iv) to merge or consolidate with or into any
                         other corporation, or sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, this corporation shall send to the holders of Convertible Preferred:

                                    (1) at least 20 days' prior written notice
                               of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of

                               Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                                    (2) in the case of the matters referred to
                               in (iii) and (iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                               Each such written notice shall be delivered
                         personally or given by first class mail, postage prepaid, addressed to the holders of Convertible Preferred at the address for each such holder as shown on the books of this corporation.

                         (j) The corporation shall at all times reserve and keep
                  available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Convertible Preferred, the full number of shares of Common Stock deliverable upon the conversion of all Convertible Preferred from time to time outstanding. The corporation shall from time to time (subject to obtaining necessary director and shareholder consent), in accordance with the laws of the state of Delaware, increase the number of authorized shares of Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Convertible Preferred at the time outstanding.

                         (k) The corporation shall pay any and all issue and
                  other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Convertible Preferred pursuant to this Section 5.

                  6. VOTING RIGHTS.

                  6.1 GENERAL. Except as otherwise provided herein and as otherwise required by applicable law, the Series A Preferred and Series C Preferred shall have no voting rights; provide that each holder of Series A Preferred and Series C Preferred shall be entitled to notice of all meetings of stockholders at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

                  6.2 BOARD OF DIRECTORS.

                         (a) At each election of directors of the corporation,
                  so long as any share of Series B Preferred is outstanding, the holders of Series B Preferred shall be entitled, voting as a single series, to elect three (3) directors of the corporation. In the case of any vacancy in the office of a director elected by the holders of Series B Preferred, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of the holders of a majority of the

                  Series B Preferred, voting as a single class, given at a special meeting of such stockholders called for that purpose or by the written consent of a majority of such stockholders. Prior to an annual or special meeting of the holders of the Series B Preferred convened for the purpose of electing a director to fill a vacancy on the Board of Directors as provided above, the acting and incumbent director previously elected by the holders of the Series B Preferred may appoint a director to serve as such until the holders of the Series B Preferred duly elect a successor director.

                         (b) At each election of directors of the corporation,
                  so long as any share of Series D Preferred is outstanding, the holders of Series D Preferred shall be entitled, voting as a single series, to elect one (1) director of the corporation. In the case of any vacancy in the office of a director elected by the holders of Series D Preferred, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of the holders of a majority of the Series D Preferred, voting as a single class, given at a special meeting of such stockholders called for that purpose or by the written consent of a majority of such stockholders. Prior to an annual or special meeting of the holders of the Series D Preferred convened for the purpose of electing a director to fill a vacancy on the Board of Directors as provided above, the acting and incumbent director previously elected by the holders of the Series D Preferred may appoint a director to serve as such until the holders of the Series D Preferred duly elect a successor director.

                  6.3 PROTECTIVE PROVISIONS.

                         (a) So long as any share of Series A Preferred or
                  Series C Preferred remains outstanding, the corporation shall not, without the vote or written consent of the holders of a majority in interest of the shares of Series A Preferred and Series C Preferred then outstanding, voting together as a single series:

                                    (1) sell, lease or otherwise dispose of, or
                               permit any Subsidiary to sell, lease or otherwise dispose of, more than twenty percent (20%) of the consolidated assets of the corporation and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the corporation's Board of Directors in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business), unless prior to or contemporaneously with the consummation of such transaction the corporation redeems all of the outstanding shares of Series C Preferred and Series A Preferred pursuant to the terms of
                               Section 4.2 hereof;

                                    (2) merge or consolidate with any Person or
                               permit any

                               Subsidiary to merge or consolidate with any Person (other than a merger or consolidation between or among Wholly-owned Subsidiaries), unless prior to or contemporaneously with the consummation of such transaction the corporation redeems all of the outstanding shares of Series C Preferred and Series A Preferred pursuant to the terms of Section 4.2 hereof (regardless of whether such transaction would otherwise constitute a Change in Ownership or a Fundamental Change);

                                    (3) authorize, issue or enter into any
                               agreement providing for the issuance (contingent or otherwise) of, (A) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities issued in connection with the issuance of capital stock or other equity securities or containing profit participation features); provided, that any such authorization, issuance or entering into of any such agreement for any such notes or debt securities which are senior to the Series C Preferred with respect to payment of dividends, redemptions or distributions upon liquidation or otherwise shall require the consent of a majority in interest of the Series C Preferred, or (B) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to Common Stock with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise;

                                    (4) liquidate, dissolve or effect a
                               recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for Canadian or United States income tax purposes);

                                    (5) increase the number of authorized shares
                               of Series C Preferred or alter, change or otherwise impair or adversely affect the rights or the relative preferences and priorities of the holders of the Series C Preferred (which such action shall also require the approval of a majority in interest of the Series C Preferred); or

                                    (6) increase the number of authorized shares
                               of Series A Preferred or alter, change or otherwise impair or adversely affect the rights or the relative preferences and priorities of the holders of the Series A Preferred (which such action shall also require the approval of a majority in interest of the Series A Preferred).

                         (b) So long as any share of Series B Preferred or
                  Series D Preferred
                  remains outstanding, the corporation shall not, without the vote or written consent of the holders of a majority of the shares of Convertible Preferred then outstanding, voting as a single series:

                                    (1) sell, lease or otherwise dispose of, or
                               permit any subsidiary to sell, lease or otherwise dispose of, more than 20% of the consolidated assets of the corporation and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the corporation's Board of Directors in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business), unless prior to or contemporaneously with the consummation of such transaction the corporation redeems all of the outstanding shares of Convertible Preferred pursuant to the terms of Section 4.2 hereof;

                                    (2) merge or consolidate with any Person or
                               permit any Subsidiary to merge or consolidate with any Person (other than a merger or consolidation between or among Wholly-Owned Subsidiaries), unless prior to or contemporaneously with the consummation of such transaction the corporation redeems all of the outstanding shares of Convertible Preferred pursuant to the terms of Section 4.2 hereof (regardless of whether such transaction would otherwise constitute a Change in Ownership or a Fundamental Change);

                                    (3) authorize, issue or enter into any
                               agreement providing for the issuance (contingent or otherwise) of, (A) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or (B) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to Common Stock with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise;

                                    (4) liquidate, dissolve or effect a
                               recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for Canadian or United States income tax purposes); or

                                    (5) increase the number of authorized shares
                               of Convertible Preferred or alter, change or otherwise impair or adversely affect the rights or the relative preferences and priorities of the holders of Convertible Preferred.

                  7. EVENTS OF NONCOMPLIANCE.

                  7.1 DEFINITION. An Event of Noncompliance shall have occurred if:

                         (a) the corporation fails to make any redemption
                  payment with respect to the Preferred Stock which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the corporation is subject;

                         (b) the corporation breaches or otherwise fails to
                  perform or observe any covenant or agreement set forth herein or in the Stockholders Agreement; provided that no Event of Noncompliance shall have occurred under this subparagraph (b) if the corporation establishes (to the reasonable satisfaction of the holders of a majority of the shares of Preferred Stock then outstanding) that (i) the particular Event of Noncompliance has not been caused by knowing or purposeful conduct by the corporation or any Subsidiary, (ii) the Event of Noncompliance is not material to the financial condition, operating results, operations, assets or business prospects of the corporation and its Subsidiaries, taken as a whole, and
                  (iii) the Event of Noncompliance is not material to any holder's investment in the Preferred Stock;

                         (c) any representation or warranty contained in the New
                  Purchase Agreement or the Initial Purchase Agreement or required to be furnished to any holder of Preferred Stock pursuant to such purchase agreement, or any information contained in writing required to be furnished by the corporation or any Subsidiary to any holder of Preferred Stock pursuant to such purchase agreement, is false or misleading in any material respect on the date made or furnished;

                         (d) the corporation or any Subsidiary makes an
                  assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the corporation or any subsidiary is entered under the United States Bankruptcy Code; or the corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the corporation or any Subsidiary or of any substantial part of the assets of the corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the corporation or any Subsidiary and either (i) the corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (ii) such petition, application or proceeding is not dismissed within sixty (60) days;

                         (e) a judgment in excess of $100,000 is rendered
                  against the corporation or any Subsidiary and, within sixty
                  (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty
                  (60) days after the expiration of any such stay, such judgment is not discharged; or

                         (f) the corporation or any Subsidiary defaults in the
                  performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $100,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $100,000 to become due prior to its stated maturity.

                  7.2 CONSEQUENCES OF EVENTS OF NONCOMPLIANCE.

                         (a) If an Event of Noncompliance of the type described
                  in Section 7.1(b) has occurred and continued for a period of thirty (30) days or any other Event of Noncompliance (other than an Event of Noncompliance of the type described in
                  Section 7.1(d)) has occurred, the holder or holders of a majority of the shares of each series of Preferred Stock then outstanding may demand (by written notice delivered to the corporation) immediate redemption of all or any portion of such series of Preferred Stock owned by such holder or holders at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The corporation shall give prompt written notice of such election to the other holders of Preferred Stock (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Preferred Stock by giving written notice thereof to the corporation within seven days after receipt of the corporation's notice. The corporation shall redeem all Preferred Stock as to which rights under this Section 7.2(a) have been exercised within fifteen (15) days after receipt of the initial demand for redemption.

                         (b) If an Event of Noncompliance of the type described
                  in Section 7.1(d) has occurred, all of the Preferred Stock then outstanding shall be subject to immediate redemption by the corporation (without any action on the part of the holders of the Preferred Stock) at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The corporation shall immediately redeem all outstanding shares of Preferred Stock upon the occurrence of such Event of Noncompliance.

                         (c) If any Event of Noncompliance exists, each holder
                  of Preferred

                  Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

                  8. REGISTRATION OF TRANSFER. The corporation shall keep at its principal office a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the corporation shall, at the request of the record holder of such certificate, execute and deliver (at the corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and, in the case of the Series A Preferred and Series C Preferred, dividends shall accrue on such Series A Preferred or Series C Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred or Series C Preferred represented by the surrendered certificate.

                  9. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the corporation (provided that an affidavit of the registered holder shall be deemed to be reasonably satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and, in the case of the Series A Preferred and Series C Preferred, dividends shall accrue on the Series A Preferred or Series C Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

                  10. DEFINITIONS.

                  "Change in Ownership" means any sale, transfer or issuance or series of sales, transfers and/or issuance of shares of the corporation's capital stock by the corporation or any holders thereof which results in the Controlling Stockholders ceasing to be the record and beneficial owners of capital stock of the corporation possessing the voting power (under ordinary circumstances) to elect a majority of the corporation's Board of Directors or ceasing to be the record and beneficial owners of at least fifty-one percent (51%) of the corporation's issued and outstanding Common Stock.

                  "Common Stock" means the corporation's common Stock, par value $0.001 per share, and any capital stock of any class of the corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the corporation.

                  "Controlling Stockholders" means MANZ DEVELOPMENTS INC., SUMMIT VENTURES IV, L.P., SUMMIT INVESTORS III, L.P., LAZARD TECHNOLOGY PARTNERS LP, LAZARD TECHNOLOGY PARTNERS LLC, LAZARD TECHNOLOGY INVESTORS (1998) LLC and FSC CORP. and their respective affiliates.

                  "Conversion Price" means the Series B Conversion Price or the Series D Conversion Price, as the context so requires.

                  "Convertible Preferred" means, collectively, the Series B Preferred and Series D Preferred.

                  "Fundamental Change" means (a) any sale or transfer of more than twenty percent (20%) of the assets of the corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the corporation's Board of Directors) in any transaction or series of transactions (other than sales of inventory in the ordinary course of business) and (b) any merger or consolidation to which the corporation is a party, except for a merger in which the corporation is the surviving corporation, the terms of the Preferred Stock are not changed and the Preferred Stock are not exchanged for cash, securities or other property, and after giving effect to such merger the Controlling Stockholders continue to be the record and beneficial owners of capital stock of the corporation possessing the voting power (under ordinary circumstances) to elect a majority of the corporation's Board of Directors and continue to be the record and beneficial owners of at least fifty-one percent (51%) of the corporation's issued and outstanding Common Stock.

                  "Initial Purchase Agreement" means the Stock and Note Purchase Agreement, dated on or about June 27, 1996, by and among the corporation and certain Persons, as such agreement may from time to time be amended in accordance with its terms.

                  "Liquidation Value" means the Series A Liquidation Value, the Series B Liquidation Value, the Series C Liquidation Value or the Series D Liquidation Value, as the context requires.

                  "New Purchase Agreement" means the Stock Purchase Agreement dated on or about July 16, 1998 by and between the corporation or the other parties thereto, as such agreement may be amended in accordance with its terms.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Preferred Stock" means the Series A Preferred, the Series B Preferred, the Series C Preferred and the Series D Preferred.

                  "Public Offering" means any offering by the corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the United States Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

                  "Redemption Date" as to any share means the applicable date specified herein with respect to such redemption; PROVIDED no such date shall be a Redemption Date unless the Liquidation Value of such Share (plus, in the case of Series A Preferred and Series C Preferred, all accrued and unpaid dividends thereon or, in the case of the Series B Preferred and Series C Preferred, all declared but unpaid dividends) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

                  "Series A Junior Securities" means any capital stock or other equity securities of the corporation, except for the Series C Preferred and the Series A Preferred.

                  "Series A Liquidation Value" shall be equal to $1.00.

                  "Series A Original Issue Date" shall be, with respect to each share of Series A Preferred, the date on which the corporation issues such share, regardless of the number of times a transfer of such share is made on the stock records maintained by or for the corporation and regardless of the number of certificates which may be issued to evidence such share. As of July 16, 1998, the two Series A Original Issue Dates are June 27, 1996 and July 16, 1998.

                  "Series A Preferred" means the corporation's Series A Redeemable Preferred Stock, par value $0.001 per share.

                  "Series B Liquidation Value" shall be equal to $0.0630116.

                  "Series B Original Issue Date" shall be the date on which the corporation initially issues any shares of Series B Preferred, regardless of the number of times a transfer of such share is made on the stock records maintained by or for the corporation and regardless of the number of certificates which may be issued to evidence such share.

                  "Series B Preferred" means the corporation's Series B Convertible Preferred Stock, par value $0.001 per share.

                  "Series C Junior Securities" means any capital stock or other equity securities of the corporation, except for the Series C Preferred.

                  "Series C Liquidation Value" shall be equal to $100.

                  "Series C Original Issue Date" shall be the date on which the corporation initially issues any shares of Series C Preferred, regardless of the number of times a transfer of such share is made on the stock records maintained by or for the corporation and regardless of the number of certificates which may be issued to evidence such share.

                  "Series C Preferred" means the corporation's Series C Redeemable Preferred Stock, par value $0.001 per share.

                  "Series D Liquidation Value" shall be equal to $1.494899.

                  "Series D Original Issue Date" shall be the date on which the corporation initially issues any shares of Series D Preferred, regardless of the number of times a transfer of such share is made on the stock records maintained by or for the corporation and regardless of the number of certificates which may be issued to evidence such share.

                  "Series D Preferred" means the corporation's Series D Convertible Preferred Stock, par value $0.001 per share.

                  "Stockholders Agreement" means the Amended and Restated Stockholders Agreement dated on or about July 16, 1998 by and between the corporation and the other parties thereto, as such agreement may be amended in accordance with its terms.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

                  "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary of which all of the issued and outstanding capital stock or other ownership interests are owned by such Person or another Wholly-owned Subsidiary of such Person.

                  11. AMENDMENT AND WAIVER. No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 12 hereof without the prior written consent of the holders of a majority of the shares of each series of Preferred Stock outstanding at the time at which such action is taken; PROVIDED that no such action shall change (a) the rate at which or the manner in which dividends on the Series A Preferred or Series C Preferred accrue or the times at which such dividends become payable on the amount payable on redemption of the Series A Preferred and Series C Preferred or upon liquidation of the corporation or the times at which redemption of Series A Preferred and Series C Preferred is to occur, without the prior written consent of the holders of at least 66 2/3% of the Series A

Preferred and at least 66 2/3% of the Series C Preferred then outstanding; (b) the percentage required to approve any change described in clause (a) above, without the prior written consent of the holders of at least 66 2/3% of the Series A Preferred and at least 66 2/3% of the Series C Preferred then outstanding; (c) the amounts payable on redemption of the Series B Preferred or upon liquidation of the corporation or at the times at which redemption of the Series B Preferred is to occur, without the prior written consent of the holders of at least 66 2/3% of the Series B Preferred then outstanding; or (d) the amounts payable on redemption of the Series D Preferred or upon liquidation of the corporation or at the times at which redemption of the Series D Preferred is to occur, without the prior written consent of the holders of at least 66 2/3% of the Series D Preferred then outstanding; and provide further, that no change in the terms hereof may be accomplished by merger or consolidation of the corporation with another corporation or entity unless the corporation has obtained the prior written consent of the holders of the applicable percentage of each series of Preferred Stock, voting separately, then outstanding.

                  12. NOTICES. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the corporation, at its principal executive offices and (b) to any stockholder, at such holder's address as it appears in the stock records of the corporation (unless otherwise indicated by any such holder).

                  13. UNDESIGNATED PREFERRED STOCK.

                         (a) AUTHORITY TO ISSUE. The total number of shares of
                  Undesignated Preferred Stock which the Corporation shall have authority to issue is Three-Hundred Forty-Five Thousand Twenty-Four (345,024) shares. Subject to any limitations prescribed by law, the Board of Directors or any authorized committee thereof is expressly authorized to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. Any action by the Board of Directors or any authorized committee thereof under this Article IV.B.13 shall require the affirmative vote of a majority of the directors then in office or a majority of the members of such committee.

                         (b) POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS,
                  LIMITATIONS AND RESTRICTION OF EACH SERIES OF UNDESIGNATED PREFERRED STOCK. The Board of Directors or any authorized committee thereof shall have the right to determine or fix one or more of the following with respect to each series of Undesignated Preferred Stock to the fullest extent permitted by law:

                               (i) The distinctive serial designation and the
                         number of shares constituting such series;

                               (ii) The dividend rates or the amount of
                         dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

                               (iii) The voting rights and powers, full or
                         limited, if any, of the shares of such series;

                               (iv) Whether the shares of such series shall be
                         redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

                               (v) The amount or amounts payable upon the shares
                         of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                               (vi) Whether the shares of such series shall be
                         entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

                               (vii) Whether the shares of such series shall be
                         convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                               (viii) The consideration for which the shares of
                         such series shall be issued;

                               (ix) Whether the shares of such series which are
                         redeemed or converted shall have the status of authorized but unissued shares of Undesignated Preferred Stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

                               (x) Such other powers, preferences, rights,
                         qualifications, limitations and restrictions thereof as the Board of Directors or any authorized committee thereof may deem advisable.

                                   ARTICLE V

                               STOCKHOLDER ACTION

                  Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

                                   ARTICLE VI

                                    DIRECTORS

                  1. GENERAL. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

                  2. ELECTION OF DIRECTORS. Election of Directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

                  3. TERMS OF DIRECTORS. The number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I Directors of the Corporation shall be Steven J. Benson and Calvin K. Manz; the initial Class II Directors of the Corporation shall be Michael H. Balmuth and John Landry; and the initial Class III Directors of the Corporation shall be Gregory M. Avis and Paul Severino. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2000, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2001, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2002. At each annual meeting of stockholders, the successor or successors of the class of Directors whose term expires at that meeting shall be elected by a plurality of the votes cast at such meeting and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

                  Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Amended and Restated Certificate of Incorporation, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation and any certificate of designations applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this Article VI.3.

                  During any period when the holders of any series of Undesignated Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Undesignated Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and (ii) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Undesignated Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall automatically terminate and the total and authorized number of Directors of the Corporation shall be reduced accordingly.

                  4. VACANCIES. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

                  5. REMOVAL. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of two-thirds of the shares then entitled to vote at an election of directors. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting.

                                   ARTICLE VII

                             LIMITATION OF LIABILITY

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


                  A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

                  Any repeal or modification of this Article VII by either of
(i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS

                  1. AMENDMENT BY DIRECTORS. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

                  2. AMENDMENT BY STOCKHOLDERS. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class; PROVIDED, HOWEVER, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal by holders of voting stock, voting together as a single class.

                                   ARTICLE IX

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

                  The Corporation reserves the right to amend or repeal this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment or repeal of this Amended and Restated Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the

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


stockholders. Whenever any vote of the holders of voting stock is required, and in addition to any other vote of holders of voting stock that is required by this Amended and Restated Certificate of Incorporation or by law, the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote therein as a class, at a duly constituted meeting of stockholders called expressly for such purpose shall be required to amend or repeal any provisions of this Amended and Restated Certificate of Incorporation; PROVIDED, HOWEVER, that the affirmative vote of not less than two-thirds of the outstanding shares entitled to vote on such amendment or repeal and the affirmative vote of not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any of the provisions of Article V, Article VI,
Article VII or Article IX of this Amended and Restated Certificate of Incorporation.

                                    *   *   *

                  THIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this _____ day of September, 1999.

                                             MCK COMMUNICATIONS, INC.



                                             By:_________________________
                                                Name:
                                                Title:



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